EXHIBIT 1




                            CAROLINA POWER & LIGHT COMPANY

                                    Debt Securities

                                UNDERWRITING AGREEMENT
                                ----------------------

                                                  April 13, 1995


          To the Representative named in Schedule I hereto of the Underwriters named in Schedule II hereto

          Dear Sirs:

               The undersigned Carolina Power & Light Company (the "Company") hereby confirms its agreement with each of the several Underwriters hereinafter named as follows:

               1.   Underwriters and Representative.  The term "Un-
                    -------------------------------
          derwriters" as used herein shall be deemed to mean the firm or corporation or the several firms or corporations named in
          Schedule II hereto and any underwriter substituted as provided in paragraph 6 and the term "Underwriter" shall be deemed to mean one of such Underwriters. If the firm or firms listed in
          Schedule I hereto (the "Representative") are the same as the firm or firms listed in Schedule II hereto, then the terms "Underwriters" and "Representative", as used herein, shall each be deemed to refer to such firm or firms. The Representative represents that it has been authorized by the Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one firm is named in Schedule I hereto, any action under or in respect of this Agreement may be taken by such firms jointly as the Representative or by one of the firms acting on behalf of the Representative and such action will be binding upon all the Underwriters.

               2.   Description of Securities.  The Company proposes to
                    -------------------------
          issue and sell its unsecured debentures, notes or other evidences of indebtedness of the designation, with the terms and in the amount specified in Schedule I hereto (the "Securities"), under its Indenture, dated as of March 1, 1995, with Bankers Trust Company, as Trustee, as it will be further supplemented by a Supplemental Indenture, resolution of the Board of Directors of the Company or certificate of an officer of the Company relating to the Securities (any such Supplemental Indenture, resolution or certificate hereinafter referred to as the "Supplemental Indenture"), in substantially the forms heretofore delivered to the Representative, said Indenture as to be supplemented by the Supplemental Indenture being hereinafter referred to as the "Indenture".

               3.   Representations and Warranties of the Company.  The
                    ---------------------------------------------
          Company represents and warrants to each of the Underwriters that:

                    (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-57835), including a prospectus ("registration statement No. 33-57835"), for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Registration statement No. 33-57835 has been declared effective by the Commission and the Indenture has been qualified under the 1939 Act. Registration statement No. 33-57835, as amended to the date hereof, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (the "Incorporated Documents") are hereinafter referred to as the "Registration Statement".
               The prospectus forming a part of registration statement No. 33-57835, as it is to be supplemented by a prospectus supplement, dated on or about the date hereof, relating to the Securities, and all prior amendments or supplements thereto (other than amendments or supplements relating to securities of the Company other than the Securities), including the Incorporated Documents, is hereinafter referred to as the "Prospectus". Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), deemed to be incorporated therein after the date hereof and prior to the termination of the offering of the Securities by the Underwriters and any references herein to the terms "Registration Statement" or "Prospectus" at a date after the date hereof shall be deemed to refer to the Registration Statement or the Prospectus, as the case may be, as each may be amended or supplemented to such date.

                    (b) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus which shall not have previously been furnished to the Representative or of which the Representative shall not previously have been advised or to which the Representative shall reasonably object in writing and which has not been approved by Winthrop, Stimson, Putnam & Roberts, who are acting as counsel on behalf of the Underwriters.

                    (c) The Registration Statement, at the time and date it was declared effective by the Commission, complied and the Registration Statement, the Prospectus and the Indenture, at the date the Prospectus is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") and at the Closing Date, will comply in all material respects, with the applicable provisions of the Securities Act and the 1939 Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at the time and date it was declared effective by the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this subparagraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished herein or in writing to the Company by the Representative or by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus or to any statements in or omissions from the Statements of Eligibility (Forms T-1 and T-2) of the Trustees under the Company's First Mortgage Bond Mortgage and the Trustee under the Indenture. The Incorporated Documents, when they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date hereof and prior to the termination of the offering of the Securities by the Underwriters will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and, when read together with the Registration Statement and the Prospectus, none of such documents included or includes or will include any untrue statement of a material fact or omitted or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (d) The financial statements incorporated by reference in the Registration Statement present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and Deloitte & Touche LLP, who have audited certain of the financial statements, are independent public or independent certified public accountants as required by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.

                    (e) Except as reflected in, or contemplated by, the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus, and prior to the Closing Date, there has not been any material adverse change in the business, property or financial condition of the Company and since such dates and prior to the Closing Date, there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and Prospectus and transactions in the ordinary course of business. The Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

                    (f) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its charter (the "Charter"), by-laws and applicable law, and the Securities, when issued and delivered as provided herein, will constitute legal, valid and binding obligations of the Company in accordance with their terms except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles.

                    (g) The consummation of the transaction herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party.

                    (h) The summary of the terms of the Securities contained in the Registration Statement and Prospectus fairly describes the provisions thereof required to be described by the registration statement form.

               4.   Purchase and Sale.  On the basis of the represen-
                    -----------------
          tations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite the name of such Underwriter in
          Schedule II hereto at the purchase price set forth in Schedule I hereto.

               5.   Reoffering by Underwriters.   The Underwriters agree to
                    --------------------------
          make promptly a bona fide public offering of the Securities to the public for sale as set forth in the Prospectus, subject, however, to the terms and conditions of this Agreement.

               6.   Time and Place of Closing; Default of Underwriters.
                    --------------------------------------------------
                    (a) Payment for the Securities shall be made at the place, time and date specified in Schedule I hereto against delivery of the Securities at the offices of Bankers Trust Company, Four Albany Street, Fourth Floor, New York, New York (Attention: Scott Thiel), or such other place, time and date as the Representative and the Company may agree. The hour and date of such delivery and payment are herein called the "Closing Date". Payment for the Securities shall be by certified or official bank check or checks in New York Clearing House or similar next day funds against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be delivered to the Representative for the respective accounts of the Underwriters in such names and denominations as the Representative shall specify not later than the close of business on the third full business day before the Closing Date. For the purpose of expediting the checking of the certificates by the Representative, the Company agrees to make the Securities available to the Representative not later than 10 A.M., on the last full business day prior to the Closing Date at said office of Bankers Trust Company.

                    (b) If one or more of the Underwriters shall, for any reason permitted hereunder, cancel its obligation to purchase hereunder and to take up and pay for the principal amount of the Securities to be purchased by such one or more Underwriters, the Company shall immediately notify the Representative, and the remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them) or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for the principal amount of the Securities which such one or more Underwriters did not purchase. If one or more Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for the principal amount of the Securities to be purchased my such one or more Underwriters, the Company shall immediately notify the Representative, and the remaining Underwriters shall be obligated to take up and pay for (in addition to the respective principal amount of the Securities set forth opposite their respective names in Schedule II hereto) the principal amount of the Securities which such defaulting Underwriter or Underwriters failed to take up and pay for, up to a principal amount thereof equal to, in the case of each such remaining Underwriter, ten percent (10%) of the principal amount of the Securities set forth opposite the name of such remaining Underwriter in said Schedule II, and such remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for, the remaining principal amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any unpurchased Securities still remain, then the Company or the Representative shall be entitled to an additional period of 24 hours within which to procure another party or parties, members of the National Association of Securities Dealers, Inc. (or if not members of such Association, who are not eligible for membership in said Association and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and
               (ii) in making sales to comply with said Association's Rules of Fair Practice) and satisfactory to the Company, to purchase or agree to purchase such unpurchased Securities on the terms herein set forth. In any such case either the Representative or the Company shall have the right to postpone the Closing Date for a period not to exceed three full business days from the date agreed upon in accordance with this paragraph 6, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If the Representative and the Company shall fail to procure a satisfactory party or parties as above provided to purchase or agree to purchase such unpurchased Securities, then the Company may either (i) require the remaining Underwriters to purchase the principal amount of Securities which they are obligated to purchase hereunder or (ii) terminate this Agreement by giving prompt notice to the Representative. In the event that neither the non-defaulting Underwriters nor the Company has arranged for the purchase of such unpurchased Securities by another party or parties as above provided and the Company has not elected to require the non-defaulting Underwriters to purchase the principal amount of Securities which they are obligated to purchase hereunder, then this Agreement shall terminate without any liability on the part of the Company or any Underwriter (other than an Underwriter which shall have failed or refused, in accordance with the terms hereof, to purchase and pay for the principal amount of the Securities which such Underwriter has agreed to purchase as provided in paragraph 4 hereof), except as otherwise provided in paragraph 7 and paragraph 8 hereof.

               7.   Covenants of the Company.  The Company covenants with
                    ------------------------
           each Underwriter that:

                    (a) As soon as possible after the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424, setting forth, among other things, the necessary information with respect to the terms of offering of the Securities. The Company will promptly deliver to the Representative and to counsel for the Underwriters one fully executed copy or one conformed copy, certified by an officer of the Company, of registration statement No. 33-57835 as originally filed and of all amendments thereto, heretofore or hereafter made, which relate to the Securities, including any post-effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Representative), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Representative for distribution to the Underwriters as many conformed copies of the foregoing (excluding the exhibits, but including all documents incorporated therein) as the Representative may reasonably request. The Company will also send to the Underwriters as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Prospectus as the Representative may reasonably request for the purposes required by the Securities Act.

                    (b) During such period (not exceeding nine months) after the commencement of the offering of the Securities as the Underwriters may be required by law to deliver a Prospectus, if any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Representative shall occur, which in the Company's opinion should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, or if it is necessary to amend the Prospectus to comply with the Securities Act, the Company will forthwith at its expense prepare and furnish to the Underwriters and dealers named by the Representative a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months after the commencement of the offering of the Securities, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act.

                    (c) The Company will make generally available to its security holders, as soon as reasonably practicable, but in any event not later than 16 months after the end of the fiscal quarter in which the filing of the Prospectus pursuant to Rule 424 occurs, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of twelve months beginning not later than the first day of the Company's fiscal quarter next following the filing of the Prospectus pursuant to Rule 424.

                    (d) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Securities.

                    (e) The Company will advise the Representative promptly of the filing of the Prospectus pursuant to Rule 424 and of any amendment or supplement to the Prospectus or Registration Statement or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to ob-tain the prompt removal thereof.

                    (f) The Company will use its best efforts to qualify the Securities, for offer and sale under the Blue Sky or legal investment laws of such jurisdictions as the Representative may designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction. The fees and disbursements of Winthrop, Stimson, Putnam & Roberts, who are acting as counsel on behalf of the Underwriters for the purposes of this Agreement, shall be paid by the Underwriters (subject, however, to the provisions of paragraph 8 requiring payment by the Company of fees and expenses not to exceed $5,000); provided, however, that if this Agreement is terminated in accordance with the provisions of paragraph 9, 10 or 12, the Company shall reimburse the Representative for the account of the Underwriters for the amount of such counsel fees and disbursements. The Company shall not be required to pay any amount for any expenses of the Representative or of any other of the Underwriters except as provided in this paragraph 7 and in paragraph 8. The Company shall not in any event be liable to any of the Underwriters for damages on account of the loss of anticipated profit.

               8.   Payment of Expenses.  The Company will pay all expenses
                    -------------------
          incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement, (ii) the delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants,
          (iv) the expenses in connection with the qualification of the Securities under securities laws in accordance with the provisions of paragraph 7(f), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith, and in connection with the preparation of the Blue Sky Survey and Legality Memorandum, such fees and disbursements not to exceed $5,000, (v) the printing and delivery to the Underwriters of copies of the Registration Statement and all amendments thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Legality Memorandum, and (vii) the preparation, execution and, if required, filing by the Company of the Supplemental Indenture relating to the Securities (such filing to be promptly made, after execution and delivery of the Supplemental Indenture to the Trustee under the Indenture); and the Company will pay all taxes, if any (but not including any transfer taxes), on the issue of the Securities and, if required, the filing of the Supplemental Indenture.

               9.   Conditions of Underwriters' Obligations.  The several
                    ---------------------------------------
          obligations of the Underwriters to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following further conditions:

                    (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date, and the Representative shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by the Chairman, President or a Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                    (b) Prior to 12 Noon, New York Time, on the day following the date of this Agreement, or such later date as shall have been consented to by the Representative, there shall have been issued and on the Closing Date there shall be in full force and effect orders of the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Securities, none of which shall contain any provision unacceptable to the Representative by reason of its being materially adverse to the Company (it being understood that no such order in effect on the date of this Agreement and heretofore furnished to the Representative or to Winthrop, Stimson, Putnam & Roberts, Counsel for the Underwriters, contains any such unacceptable provision).

                     (c) At the Closing Date, the Representative shall receive favorable opinions from: (1) Reid & Priest LLP, of counsel to the Company, which opinion shall be satisfactory in form and substance to Winthrop, Stimson, Putnam & Roberts, Counsel for the Underwriters, and (2) Winthrop, Stimson, Putnam & Roberts, in each of which opinions said counsel may rely as to all matters of North Carolina and South Carolina law upon the opinions of Richard E. Jones, Esq., Senior Vice President, General Counsel and Secretary for the Company, and Messrs. Paulling & James, respectively, to the effect that:

                         (i)  The Indenture has been duly and validly
                    authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles;

                         (ii) The Indenture has been duly qualified under the 1939 Act;

                         (iii) The Securities are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights and general equitable principles, and are entitled to the benefit afforded by the Indenture;

                         (iv) The statements made in the Prospectus under the captions "DESCRIPTION OF DEBT SECURITIES" and "CERTAIN TERMS OF THE CAPITAL SECURITIES", insofar as they purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

                         (v) This Agreement has been duly and validly authorized, executed and delivered by the Company;

                         (vi) The Registration Statement, at the time and date it was declared effective by the Commission, and the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 (except as to the financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), complied as to form in all material respects with the requirements of the Securities Act and the 1939 Act and the applicable instructions, rules and regulations of the Commission thereunder; the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to
                    Item 12 of Form S-3 (except as to financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement has become, and at the Closing Date is, effective under the Securities Act and, to the best of the knowledge of said counsel, no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act;

                         (vii) Nothing has come to the attention of said counsel that would lead them to believe that the Registration Statement, at the time and date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical data constituting a part of the Registration Statement or the Prospectus or incorporated by reference therein, upon which such opinions need not pass); and

                         (viii) Orders have been entered by the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Securities, and to the best of the knowledge of said counsel, said orders are still in force and effect; and no further approval, authorization, consent or other order of any public board or body (other than in connection or in compliance with the provisions of the blue sky laws of any jurisdiction) is legally required for the issuance and sale of the Securities.

                    (d) At the Closing Date, the Representative shall receive from Richard E. Jones, Esq., Senior Vice President, General Counsel and Secretary for the Company, a favorable opinion in form and substance satisfactory to Winthrop, Stimson, Putnam & Roberts, Counsel for the Underwriters, to the same effect with respect to the matters enumerated in subdivisions (i) through (v) and subdivisions (vii) and
               (viii) of subparagraph (c) of this paragraph 9 as the opinions required by said subparagraph (c), and to the further effect that:

                         (i)  The Company is a validly organized and
                    existing corporation and is in good standing under the laws of the State of North Carolina and is qualified to do business and is doing business in that State and in the State of South Carolina;

                         (ii)  The Company is duly authorized by its
                    Charter to conduct the business which it is now conducting as set forth in the Prospectus;

                         (iii) The Company has valid franchises, licenses and permits free from burdensome restrictions and adequate for the conduct of its business;

                         (iv) The information contained in the Prospectus, which is stated therein to have been made in reliance upon the opinion of said counsel, has been reviewed by said counsel and is correct; and

                         (v) The issuance and sale of the Securities have been duly authorized by all necessary corporate action on the part of the Company.

               In said opinion such counsel may rely as to all matters of South Carolina law on the opinion of Messrs. Paulling & James.

                    (e) At the Closing Date, the Representative shall receive from Messrs. Paulling & James, Darlington, South Carolina, a favorable opinion in form and substance satisfactory to Winthrop, Stimson, Putnam & Roberts, Counsel for the Underwriters, to the effect that:

                         (i) The Company is duly qualified to engage in the business in which it is engaged in the State of South Carolina;

                         (ii)  The Company holds valid and subsisting
                    franchises, licenses and permits in South Carolina authorizing it to carry on the utility business in which it is engaged in South Carolina; and

                         (iii) They have reviewed the opinion letter of even date therewith addressed to you by Richard E. Jones, Esq., Senior Vice President, General Counsel and Secretary for the Company, and they concur in the opinions which he has expressed therein insofar as they relate to the laws of the State of South Carolina.

                    (f) At the time of execution of this Agreement and at the Closing Date, the Representative shall have received from Deloitte & Touche LLP letters, dated respectively the date of this Agreement and the Closing Date, confirming that they are independent certified public accountants within the meaning of the Securities Act and the Exchange Act, and of the applicable published rules and regulations thereunder, and stating in effect that: (i) in their opinion, the audited financial statements incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and of the published rules and regulations thereunder; (ii) based on the performance of the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in Statement on Auditing Standards ("SAS") No. 71, Interim
                                                               -------
               Financial Information, on the unaudited financial statements
               ---------------------
               incorporated by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and reading the minutes of meetings of the Board of Directors, of the Executive Committee of the Board of Directors and of the shareholders, nothing came to their attention that caused them to believe that (A) the unaudited financial statements incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the published rules and regulations thereunder or any material modifications should be made for them to be in conformity with generally accepted principles applied on a basis substantially consistent with that of the most recent audited financial statements incorporated by reference in the Registration Statement; or (B) at the date of the latest available interim balance sheet read by them and at a subsequent date not more than five days prior to the date of each such letter, there was any change in the capital stock or long-term debt of the Company, or at the date of the latest available interim balance sheet read by them, there was any decrease in net assets as compared with the amount shown on the most recent balance sheet incorporated by reference in the Registration Statement, except for changes or decreases that the Registration Statement discloses have occurred or may occur, for declarations of dividends, for common stock sales under the Automatic Dividend Reinvestment and Customer Stock Ownership Plan and Stock Purchase-Savings Plan, or for changes or decreases that are described in such letter; and (iii) covering such other matters as the Representative shall reasonably request.

                    (g) At the Closing Date, the Representative shall receive a certificate of the Chairman, President or a Vice President of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date.

                    (h) All legal proceedings taken in connection with the sale and delivery of the Securities shall have been satisfactory in form and substance to Winthrop, Stimson, Putnam & Roberts, Counsel for the Underwriters.

               In case any of the conditions specified above in this paragraph 9 shall not have been fulfilled at the Closing Date, this Agreement may be terminated by the Representative by mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8.

               10.  Conditions of the Company's Obligations.  The
                    ---------------------------------------
          obligations of the Company to deliver the Securities shall be subject to the following conditions:

                    (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date, and no proceedings for that purpose shall be pending before or threatened by the Commission on the Closing Date.

                    (b) Prior to 12 Noon, New York Time, on the day following the date of this Agreement, or such later date as shall have been consented to by the Company, there shall have been issued and on the Closing Date there shall be in full force and effect orders of the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale by the Company of the Securities, none of which shall contain any provision unacceptable to the Company by reason of its being materially adverse to the Company (it being understood that no such order in effect as of the date of this Agreement contains any such unacceptable provision).

               In case any of the conditions specified in this paragraph 10 shall not have been fulfilled at the Closing Date, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8.

               11.  Indemnification.
                    ---------------

                    (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, any preliminary prospectus relating to the Securities or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by any Underwriter or through the Representative on behalf of such Underwriter for use in the Registration Statement or Prospectus, or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement which shall constitute the Statements of Eligibility under the 1939 Act (Forms T-1 and T-2) of the Trustees under the Mortgage and the Trustee under the Indenture, and provided, further, that the indemnity agreement contained in this paragraph 11 with respect to any such preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Securities to any person if a copy of the Prospectus or the Prospectus as amended or supplemented, as the case may be, shall have been furnished to the Representative prior to the written confirmation of such sale and such untrue statement or omission in such preliminary prospectus or the Prospectus, as the case may be, was corrected in the Prospectus or the Prospectus as so amended or supplemented, as the case may be, and such Prospectus or Prospectus as so amended or supplemented, as the case may be, (excluding, in each case, documents incorporated by reference therein) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to such written confirmation. The indemnity agreement of the Company contained in this paragraph 11 and the representations and warranties of the Company contained in paragraph 3 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any such controlling person and shall survive the delivery of the Securities. The Underwriters agree to notify promptly the Company, and each other Underwriter, of the commencement of any litigation or proceedings against them or any of them, or any such controlling person, in connection with the sale of the Securities.

                    (b) Each Underwriter agrees to indemnify and hold harmless the Company, its officers and directors, each other Underwriter, and each person who controls any thereof within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law, and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by such Underwriter or through the Representative on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof. The indemnity agreement of all the respective Underwriters contained in this paragraph 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any other Underwriter, or any such controlling person, and shall survive the delivery of the Securities. The Company agrees promptly to notify the Rep-resentative of the commencement of any litigation or proceedings against the Company or any of its officers or directors, or any such controlling person, in connection with the sale of the Securities.

                    (c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder. The omission so to notify such indemnifying party or parties of any such action shall relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party on account of any indemnity agreement contained herein but shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

               12.  Termination Date of this Agreement.  This Agreement may
                    ----------------------------------
          be terminated by the Representative at any time prior to the Closing Date by mailing or delivering written notice thereof to the Company, if prior to such time (a) there shall have occurred any general suspension of trading in securities on the New York or Pacific Stock Exchange, or there shall have been established by the New York or Pacific Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or (b) there shall have occurred any new outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement, or other national or international calamity or crisis, the effect of which on the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Representative, for the Underwriters to enforce contracts for the sale of the Securities, or (c) the Company shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representative, to consummate the sale of the Securities and the delivery of the Securities by the several Underwriters at the initial public offering price. This Agreement may also be terminated at any time prior to the Closing Date if in the reasonable judgment of the Representative the subject matter of any amendment or supplement to the Registration Statement or Prospectus (other than an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) filed after the execution of this Agreement shall have materially impaired the marketability of the Securities.
          Any termination hereof pursuant to this paragraph 12 shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8.

               13.  Miscellaneous.  The validity and interpretation of this
                    -------------
          Agreement shall be governed by the laws of the State of New York. Unless otherwise specified, time of day refers to New York City time. This Agreement shall inure to the benefit of, and be binding upon, the Company, the several Underwriters, and with respect to the provisions of paragraph 11, the officers and directors and each controlling person referred to in paragraph 11, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

               14.  Notices.  All communications hereunder shall be in
                    -------
          writing or by telegram and, if to the Underwriters, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Representative at the address set forth in
          Schedule I hereto and if to the Company, shall be mailed or delivered to it at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, attention of M. S. Glass, Treasurer.

               15.  Counterparts.  This Agreement may be simultaneously
                    ------------
          executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.



               If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                             Very truly yours,

                                             CAROLINA POWER & LIGHT COMPANY

                                             /s/ Robert J. Reger, Jr.


                                             By __________________________
                                                Authorized Representative



          Accepted as of the date first
          above written, as the
          Representative of the several
          Underwriters named in Schedule II.


          LEHMAN BROTHERS INC.

          /s/ James Penrose


          By __________________________
             Authorized Representative






                                      SCHEDULE I


          Underwriting Agreement dated April 13, 1995

          Registration Statement No. 33-57835

          Representative and Address:

               Lehman Brothers Inc.
               3 World Trade Center
               New York, New York 10285

          Securities:

          Designation: 8.55% Quarterly Income Capital Securities (Series A Subordinated Deferrable Interest Debentures). Each $25 principal amount of such 8.55% Quarterly Income Capital Securities is referred to below as "Capital Security".

          Principal Amount:  $125,000,000

          Resolutions, dated March 15, 1995, of the Board of Directors of Carolina Power & Light Company and Resolutions, dated April 13, 1995, of the Executive Committee of the Board of Directors of Carolina Power & Light Company.

          Date of Maturity:  June 30, 2025

          Interest Rate: 8.55% per annum, payable quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1995.

          Purchase Price:   $24.50 per Capital Security, in the case of
          Capital Securities sold by the Underwriters to institutions, and $24.2125 per Capital Security, in the case of all other Capital Securities sold by the Underwriters.

          Public Offering Price:  $25.00 per Capital Security.

          Closing Date and Location:

               April 21, 1995
               Reid & Priest LLP
               40 West 57th Street
               New York, New York  10019






                                     SCHEDULE II



               Underwriters                          Principal Amount
               ------------                          ----------------

               Lehman Brothers Inc.                   $ 14,625,000
               Goldman, Sachs & Co.                     14,500,000
               Merrill Lynch, Pierce,
                    Fenner & Smith Incorporated         14,500,000
               Morgan Stanley & Co. Incorporated        14,500,000
               PaineWebber Incorporated                 14,500,000
               Prudential Securities Incorporated       14,500,000
               Bear Stearns & Co. Inc.                   2,375,000
               Donaldson, Lufkin & Jenrette
                    Securities Corporation               2,375,000
               Interstate/Johnson Lane Corporation       2,375,000
               Edward D. Jones & Co.                     2,375,000
               Kemper Securities, Inc.                   2,375,000
               Oppenheimer & Co., Inc.                   2,375,000
               The Robinson-Humphrey Company, Inc.       2,375,000
               Salomon Brothers Inc                      2,375,000
               Smith Barney Inc.                         2,375,000
               Advest, Inc.                                750,000
               William Blair & Company                     750,000
               J.C. Bradford & Co.                         750,000
               Citicorp Securities, Inc.                   750,000
               Cowen & Company                             750,000
               Craigie Incorporated                        750,000
               Dain Bosworth Incorporated                  750,000
               Davenport & Co. of Virginia, Inc.           750,000
               Fahnestock & Co. Inc.                       750,000
               Furman Selz Incorporated                    750,000
               J.J.B. Hilliard, W.L. Lyons, Inc.           750,000
               Janney Montgomery Scott Inc.                750,000
               Legg Mason Wood Walker, Incorporated        750,000
               McDonald & Company Securities, Inc.         750,000
               McGrim, Smith & Co., Inc.                   750,000
               Morgan Keegan & Company, Inc.               750,000
               Olde Discount Corporation                   750,000
               Piper Jaffray Inc.                          750,000
               Rauscher Pierce Refsnes, Inc.               750,000
               Raymond James & Associates, Inc.            750,000
               U.S. Clearing Corp.                         750,000
               Wheat, First Securities, Inc.               750,000
                                                      ____________
                    Total                             $125,000,000
                                                      ============